Exhibit 99.1

(1)          The 35,975,861 shares of common stock of Parallel Petroleum Corporation. (the “Issuer”) included in this report are held of record by PLLL Acquisition Co. (“PLLL Acquisition”).  The amount reported includes 35,244,824 shares of common stock of the Issuer previously acquired by PLLL Acquisition on October 23, 2009 in a cash tender offer at a price of $3.15 per share (the “Initial Offer”) by PLLL Acquisition pursuant to an Agreement and Plan of Merger, dated September 15, 2009, by and among the Issuer, PLLL Acquisition and PLLL Holdings, LLC (“PLLL Holdings”).  The aggregate 731,037 shares of the Issuer’s common stock reported herein as having been purchased during the period from October 26, 2009 through October 28, 2009, were tendered by various sellers pursuant to a subsequent offering period, which commenced immediately following the expiration of the Initial Offer and is scheduled to expire at 5:00 p.m., New York City time, on Thursday, October 29, 2009.  Under the terms of the subsequent offer, shares that are tendered during the subsequent offering period are accepted immediately by PLLL Acquisition and cannot be withdrawn.

PLLL Holdings is the sole stockholder of PLLL Acquisition.  Apollo Management VII, L.P. (“Management VII”) is the manager of PLLL Holdings.  AIF VII Management, LLC (“AIF VII LLC”) is the general partner of Management VII, Apollo Management, L.P. (“Apollo Management”) is the sole member and manager of AIF VII LLC, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP and Apollo Management Holdings GP, LLC (“Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the principal executive officers and managers of Holdings GP.  Each of PLLL Acquisition, PLLL Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings, Holdings GP and Messrs. Black, Harris and Rowan disclaims beneficial ownership of the shares held of record by PLLL Acquisition, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.  The address of Messrs. Black, Harris and Rowan is c/o Apollo Management VII, L.P., 9 West 57th Street, New York, NY 10019.  The address of the principal office of each of PLLL Acquisition,  PLLL Holdings, Management VII, AIF VII LLC, Apollo Management, Management GP, Management Holdings and Holdings GP is c/o Apollo Management VII, L.P., 9 West 57th Street, New York, NY 10019.